UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

AUTO SEARCH CARS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150937	26-1919261
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

164 Eleven Levels Road Ridgefield, CT 06877
(Address of principal executive offices) (zip code)

(203) 431-0860
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 17, 2009, at a special meeting of the board of directors (the “Directors”) of Auto Search Cars, Inc. (the “Company”), the Directors passed a resolution amending the By-Laws of the Company.  The Amended and Restated By-Laws of the Company, attached hereto as Exhibit 3.2, now provide for stockholder actions previously required or permitted to be taken at a meeting of the stockholders to be taken without a meeting provided that written consent, signed by stockholders holding at least a majority of the voting power, is furnished.

On November 19, 2009, in lieu of special meetings of both the stockholders and the Directors occurring on November 18, 2009, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  The Amendment is attached hereto as Exhibit 3.1.  The Amendment increases the number of authorized shares of the Company’s (i) common stock from 74,000,000 to 480,000,000, par value $0.0001, and (ii) preferred stock from 1,000,000 to 20,000,000 blank check preferred, par value $0.0001.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number                                Description

3.1	Articles of Incorporation, as amended on November 19, 2009.
3.2	Amended and Restated By-Laws, as amended on November 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auto Search Cars, Inc.

Dated: November 20, 2009	By:	/s/ Jonathan Martin
	Name:	Jonathan Martin
	Title:	Chief Executive Officer